As filed with the Securities and Exchange Commission on February 8, 2006

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

dELiA*s, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-3397172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

435 Hudson Street

New York, NY 10014

(212) 807-9060

(212) 590-6300 facsimile

(Address of Principal Executive Offices)

dELiA*s, INC. 2005 STOCK INCENTIVE PLAN

(Full titles of the plan)

Edward Taffet

General Counsel

dELiA*s, Inc.

435 Hudson Street

New York, NY 10014

(212) 590-6300 facsimile

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard M. Graf

Katten Muchin Rosenman LLP

1025 Thomas Jefferson Street, NW

East Lobby, 7th Floor

Washington, DC 20007

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.001 par value	6,365,041	$9.16	$58,303,776	$6,238.50
Common Stock $0.001 par value	2,034,959	$9.29	$18,904,769	$2,022.81
Total				$8,261.31

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the dELiA*s, Inc. 2005 Stock Incentive Plan (the “Plan”). 6,365,041 options have been granted under the Plan as of the date hereof and 2,034,959 options may hereafter be granted under Plan. The maximum number of shares which may be sold upon the exercise of such options or stock grants issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act of 1933”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding grants or options, the fee is calculated on the basis of the price at which the options or grants may be exercised, and (ii) in the case of shares of Common Stock for which options have not yet been granted, and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on February 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by dELiA*s, Inc. (the “Company”) with the Commission, are incorporated herein by reference:

(a)	The Company’s Prospectus filed on December 30, 2005 pursuant to Rule 424(b) of the Securities Act, which relates to the Company’s Registration Statement on Form S-1 (Registration No. 333-128153).

(b)	The Company’s Quarterly Report timely filed on January 26, 2006 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)	The Company’s Current Reports on Form 8-K filed on December 23, 2005 and January 25, 2006 pursuant to Section 13 or 15(d) of the Exchange Act.

(d)	The description of the Company’s Common Stock contained in the “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on September 7, 2005 (Registration No. 333-128153), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on December 5, 2005.

All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents; provided, however, that the Company is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will only be deemed to be a part of this Registration Statement as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s restated amended and restated certificate of incorporation provides that, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law, as summarized below, as in effect from time to time:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than a “derivative” action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that no indemnification shall be made where the person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that the person is fairly and reasonably entitled to indemnity and expenses.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL, and it will advance expenses to its directors and officers in connection with legal proceedings, subject to limited exceptions. The Company maintains insurance coverage for its directors and officers and provide reimbursement of payments made to them in respect of the indemnification provisions in the Company’s restated certificate of incorporation and restated bylaws. The Company believes that these indemnification provisions are necessary to attract and retain qualified directors and officers. The limitation on liability and indemnification provisions in the Company’s restated certificate of incorporation and restated bylaws may not be enforceable against it if someone challenges these provisions. Nonetheless, these provisions may discourage the Company’s stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays costs of settlement and damage awards against directors and officers under these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits required by this item is submitted in a separate section of this Registration Statement on Form S-8. See “Index to Exhibits” beginning on page II-5 of this Registration Statement on Form S-8.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 8th day of February, 2006.

dELiA*s, INC.

By	/s/ Robert E. Bernard
Robert E. Bernard
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Robert E. Bernard and Walter Killough his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of dELiA*s, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew L. Feshbach Matthew L. Feshbach	Chairman and Director	February 8, 2006

/s/ Robert E. Bernard Robert E. Bernard	Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2006

/s/ Walter Killough Walter Killough	Chief Operating Officer and Director (Principal Financial Officer)	February 8, 2006

Peter D. Goodson	Director	February 8, 2006

Scott M. Rosen	Director	February 8, 2006

/s/ John Holowko John Holowko	Chief Financial Officer (Principal Accounting Officer),	February 8, 2006

dELiA*s, INC.

INDEX TO EXHIBITS

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128153).

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128153).

4.3	Form of Warrant to Purchase Shares of Common Stock Issued to MLF Investors, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128153).

4.4	dELiA*s, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128153).

5.1	Opinion of Katten Muchin Rosenman LLP as to the legality of shares being registered.

23.1	Consent of Katten Muchin Rosenman LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).